UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

R1 RCM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue
Chicago
Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 2020, R1 RCM Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as the representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”) with respect to an underwritten offering of 15,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $22.50 per share, to be sold by the Selling Stockholders. Under the terms of the Underwriting Agreement, one of the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,250,000 shares of Common Stock (the “Option Shares”) from it, and the Underwriters exercised such option to purchase the Option Shares on May 28, 2021. The closing of the offering and delivery of the Shares took place on June 1, 2021. The closing of the offering and delivery of the Option Shares is expected to occur on June 2, 2021, subject to customary closing conditions. The Company will not receive any proceeds from the sale of the Shares or the Option Shares.

The offering was made pursuant to an automatically effective Registration Statement on Form S-3ASR (File No. 333-256465) filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2021, including a related base prospectus. A prospectus supplement relating to the offering has been filed with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On May 27, 2020, the Company issued 14,500,000 shares of common stock to a warrant holder upon the cashless exercise of a warrant to purchase 16,912,646 shares of common stock at an exercise price of $3.50 per share based upon a market value of $24.54 per share as determined under the terms of the warrant.

On May 28, 2020, the Company issued 2,250,000 shares of common stock to a warrant holder upon the cashless exercise of a warrant to purchase 2,622,499 shares of common stock at an exercise price of $3.50 per share based upon a market value of $24.64 per share as determined under the terms of the warrant.

The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 26, 2021, by and among the Company, the Selling Stockholders and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s Registration Statement on Form S-3ASR (File No. 333-256465).

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021

R1 RCM Inc.

	By:	/s/ Rachel Wilson
Rachel Wilson
Chief Financial Officer